UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K
                                CURRENT REPORT
  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
                       Date of Report November 11, 1998

                            SBI Communications, Inc
           (Exact name of registrant as specified in its charter)
 ..........................................................................

         Delaware                  0-28416             58-1700840
(State or other jurisdiction     (Commission          (IRS Employer
      of incorporation)           File Number)        Identification)

                   .P. O. Box 729 - Leesburg, Georgia 31763
             (Address of principal executive offices) (Zip Code)

                                (912) 759-9176
              Registrant's telephone number, including area code
 ..........................................................................

The company's board of directors accepted the resignation of Mr.
Mel Ray as director as of September 10, 1998.